CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS
                        FOR INDEPENDENT BANCSHARES, INC.



         We hereby consent to the use of in this Registration Statement on Form S-4 of our report, dated February 18, 2000, except for Note 17 as to which the date is March 3, 2000, relating to the consolidated financial statements of Independent Bancshares, Inc. and subsidiary, and to the reference to our Firm under the caption "Experts" in the Registration Statemenet.




                                       Mauldin & Jenkins LLP

Powder Springs, Georgia
June 8, 2000